AGREEMENT AND DECLARATION OF TRUST

OF

OLD MUTUAL FUNDS III

This Agreement and Declaration of Trust of Old Mutual Funds III, dated as of February 20, 2008, is among John R. Bartholdson, Jettie M. Edwards, Robert M. Hamje, Jarrett B. Kling, Albert A. Miller, L. Kent Moore, Julian F. Sluyters, Thomas M. Turpin and Leigh A. Wilson, as the Trustees, and each Person who becomes a Shareholder in accordance with the terms hereinafter set forth.

Now, therefore, the Trustees do hereby declare that all money and property contributed to the Trust hereunder shall be held and managed in trust under this Agreement for the benefit of the Shareholders as herein set forth below.

ARTICLE I

NAME, DEFINITIONS, PURPOSE AND CERTIFICATE OF TRUST

Section 1.1Name. The name of the statutory trust established under this Agreement is Old Mutual Funds III.

Section 1.2      Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a)

“Affiliated Person” has the meaning specified in Section 2(a)(3) of the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission or its staff thereunder;

(b)	“Agreement” means this Agreement and Declaration of Trust, as it may be amended from time to time;
(c)	“allocable” and “allocated” have the meanings specified in Section 2.5(d);
(d)	“By-Laws” means the by-laws referred to in Section 4.1(e), as from time to time amended;
(e)	“Class” means a portion of Shares of a Portfolio of the Trust established in accordance with the provisions of Section 2.3(b);
(f)

“Class Expenses” means expenses incurred by a particular Class in connection with a shareholder services arrangement or a distribution plan that is specific to such Class or any other differing share of expenses or differing fees, in each case pursuant to a plan adopted by the Trust pursuant to Rule 18f-3 under the 1940 Act, as such plan or Rule may be amended from time to time;

(g)	“Commission” means the U.S. Securities and Exchange Commission;

(h)

“Company” has the meaning specified in Section 2(a)(8) of the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission or its staff thereunder;

(i)

“Covered Person” means a Person who is or was a Trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Trustees as a director, trustee, partner, officer, employee or agent of a corporation, trust, partnership, joint venture or other enterprise;

(j)	The “Delaware Act” refers to the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq., as such Act may be amended from time to time;
(k)	“fund complex” has the meaning specified in Regulation 14A under the Securities Exchange Act of 1934, as amended from time to time;
(l)

“Governing Instrument” means collectively this Agreement, the By-Laws, all amendments to this Agreement and the By-Laws and every resolution of the Trustees or any committee of the Trustees that by its terms is incorporated by reference into this Agreement or stated to constitute part of the Trust’s Governing Instrument or that is incorporated herein by Section 2.3 of this Agreement;

(m)	“Majority Shareholder Vote” means “the vote of a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Trust, Portfolio, or Class, as applicable;
(n)	“Majority Trustee Vote” means the vote of a majority of the Trustees;
(o)	The “1940 Act” means the Investment Company Act of 1940, as amended from time to time;
(p)

“Outstanding Shares” means Shares shown on the books of the Trust or its transfer agent as then issued and outstanding, and includes Shares of one Portfolio that the Trust has purchased on behalf of another Portfolio, but excludes Shares of a Portfolio that the Trust has redeemed or repurchased;

(q)

“Person” has the meaning specified in Section 2(a)(28) of the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission or its staff thereunder;

(r)	“Portfolio” means a series of Shares of the Trust within the meaning of Section 3806(b) of the Delaware Act, established in accordance with the provisions of Section 2.3(a);
(s)	“Principal Underwriter” has the meaning specified in Section 2(a)(29) of the 1940 Act, as modified by or interpreted by any applicable order or orders of the

Commission or any rules or regulations adopted or interpretive releases of the Commission or its staff thereunder;

(t)	“Proportionate Interest” has the meaning specified in Section 2.5(d);
(u)	“Purchasing Portfolio” has the meaning specified in Section 2.9;
(v)	“Schedule A” has the meaning specified in Section 2.3(a);
(w)	“Selling Portfolio” has the meaning specified in Section 2.9;
(x)	“Shareholder” means a record owner of Outstanding Shares of the Trust;
(y)

“Shares” (each, a “Share”) means, as to a Portfolio or any Class thereof, the equal proportionate transferable units of beneficial interest into which the beneficial interest of such Portfolio or such Class thereof shall be divided and may include fractions of Shares in 1/1000 of a Share or integral multiples thereof as well as whole Shares;

(z)	The “Trust” means Old Mutual Funds III, a Delaware statutory trust established under this Agreement. Reference to the Trust, when applicable to one or more Portfolios, refers to each such Portfolio;
(aa)

The “Trustees” means the Persons who have signed this Agreement as trustees so long as they continue to serve as trustees of the Trust in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed as Trustee in accordance with the provisions of Section 3.4, or elected as Trustee by the Shareholders, and reference herein to a Trustee or to the Trustees refers to such Persons in their capacity as Trustees hereunder; and

(bb)

“Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or any Portfolio, or by the Trustees on behalf of the Trust or any Portfolio.

Section 1.3      Purpose. The purpose of the Trust is to conduct, operate and carry on the business of an open-end management investment company registered under the 1940 Act through one or more Portfolios investing primarily in securities, and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Agreement.

Section 1.4      Certificate of Trust. A Certificate of Trust with respect to the Trust has been filed with the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act. From time to time, the Trustees shall cause such Certificate of Trust to be amended to reflect changes in the composition of the Board of Trustees.

ARTICLE II

BENEFICIAL INTEREST

Section 2.1      Shares of Beneficial Interest. The beneficial interest in the Trust shall be divided into an unlimited number of Shares, with par value of $0.001 per Share. The Trustees may, from time to time, (a) authorize the division of the Shares into one or more series, each of which constitutes a Portfolio, and (b) may further authorize the division of the Shares of any Portfolio into one or more separate and distinct Classes. All Shares issued hereunder, including Shares issued in connection with a dividend or other distribution in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.

Section 2.2      Issuance of Shares. The Trustees in their discretion may, from time to time, without vote of the Shareholders, issue Shares, in addition to the then Outstanding Shares, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1000th of a Share or integral multiples thereof.

Section 2.3	Establishment of Portfolios and Classes.
(a)

The Trust shall consist of one or more separate and distinct Portfolios, each with an unlimited number of Shares unless otherwise specified. The Trustees shall from time to time establish and designate such Portfolios as shall be listed on Schedule A attached hereto and made a part hereof (“Schedule A’’). Each Portfolio shall be established by the adoption of one or more resolutions by the Trustees. Each such resolution is hereby incorporated herein by this reference and made a part of the Trust’s Governing Instrument whether or not expressly stated in such resolution, and shall be effective upon the occurrence of both (i) the date stated therein (or, if no such date is stated, upon the date of such adoption) and (ii) the execution of an amendment either to this Agreement or to Schedule A hereto establishing and designating such initial or additional Portfolio or Portfolios. The Shares of each Portfolio shall have the relative rights and preferences provided for herein and such rights and preferences as may be designated by the Trustees in any amendment or modification to the Trust’s Governing Instrument. The Trust shall maintain separate and distinct records of each Portfolio and shall hold and account for the assets belonging thereto separately from the other Trust Property and the assets belonging to any other Portfolio. Each Share of a Portfolio shall represent an equal beneficial interest in the net assets belonging to that Portfolio, except to the extent of Class Expenses and other expenses separately allocated to Classes thereof (if any Classes have been established) as permitted herein.

(b)

The Trustees may establish one or more Classes of Shares of any Portfolio, each with an unlimited number of Shares unless otherwise specified. Each Class so established and designated shall represent a Proportionate Interest in the net assets belonging to that Portfolio and shall have identical voting, dividend, liquidation, and other rights and be subject to the same terms and conditions, except that (i) Class Expenses allocated to a Class for which such expenses were incurred shall be borne solely by that Class, (ii) other expenses, costs, charges; and reserves allocated to a Class in accordance with Section 2.5(e) may be borne solely by that Class, (iii) dividends declared and payable or other distributions made to a Class pursuant to Section 7.1 shall reflect the items separately allocated thereto pursuant to the preceding clauses, (iv) each Class may have separate rights to convert to another Class, exchange rights, and similar rights, each as determined by the Trustees, and (v) each Class may have exclusive voting rights with respect to matters affecting only that Class. The Trustees hereby establish for each Portfolio listed on Schedule A the Classes listed thereon. Each additional Class for any or all Portfolios shall be established by the adoption of one or more resolutions by the Trustees, each of which is hereby incorporated herein by this reference and made part of the Governing Instrument, whether or not expressly stated in such resolution, and shall be effective upon the occurrence of both (x) the date stated therein (or, if no such date is stated, upon the date of such adoption) and (y) the execution of an amendment to this Agreement establishing and designating such additional Class or Classes.

Section 2.4      Actions Affecting Portfolios and Classes. Subject to the right of Shareholders, if any, to vote pursuant to Section 6.1, the Trustees shall have full power and authority, in their sole discretion without obtaining any prior authorization or vote of the Shareholders of any Portfolio, or Class thereof, to establish and designate and to change in any manner any Portfolio of Shares, or any Class or Classes thereof; to fix or change such preferences, voting powers, rights, and privileges of any Portfolio, or any Class or Classes thereof, as the Trustees may from time to time determine, including any change that may adversely affect a Shareholder; to divide or combine the Shares of any Portfolio, or any Class or Classes thereof, into a greater or lesser number; to classify or reclassify or convert any issued Shares of any Portfolio, or any Class or Classes thereof, into one or more Portfolios or Classes of Shares of a Portfolio; and to take such other action with respect to the Shares as the Trustees may deem desirable. A Portfolio and any Class thereof may issue any number of Shares but need not issue any Shares. At any time that there are no Outstanding Shares of any particular Portfolio or Class previously established and designated, the Trustees may abolish that Portfolio or Class and the establishment and designation thereof.

Section 2.5      Relative Rights and Preferences. Unless the establishing resolution or any other resolution adopted pursuant to Section 2.3 otherwise provides, Shares of each Portfolio or Class thereof established hereunder shall have the following relative rights and preferences:

(a)

Except as set forth in paragraph (e) of this Section 2.5, each Share of a Portfolio, regardless of Class, shall represent an equal pro rata interest in the assets belonging to such Portfolio and shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications and designations and terms and conditions with each other Share of such Portfolio.

(b)	Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees, whether of the same or other Portfolio or Class.
(c)

All consideration received by the Trust for the issue or sale of Shares of a particular Portfolio, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Portfolio and may be referred to herein as “assets belonging to” that Portfolio. The assets belonging to a particular Portfolio shall belong to that Portfolio for all purposes, and to no other Portfolio, subject only to the rights of creditors of that Portfolio. In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Portfolio shall be allocated by the Trustees between and among one or more of the Portfolios in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Portfolios thereof for all purposes, and such assets, income, earnings, profits, or funds, or payments and proceeds with respect thereto shall be assets belonging to that Portfolio.

(d)

Each Class of a Portfolio shall have a proportionate undivided interest (as determined by or at the direction of, or pursuant to authority granted by, the Trustees, consistent with industry practice) (“Proportionate Interest”) in the net assets belonging to that Portfolio. References herein to assets, expenses, charges, costs, and reserves “allocable” or “allocated” to a particular Class of a Portfolio shall mean the aggregate amount of such item(s) of the Portfolio multiplied by the Class’s Proportionate Interest.

(e)

A particular Portfolio shall be charged with the liabilities of that Portfolio, and all expenses, costs, charges and reserves attributable to any particular Portfolio shall be borne by such Portfolio; provided that the Trustees may, in their sole discretion, allocate or authorize the allocation of particular expenses, costs, charges, and/or reserves of a Portfolio to fewer than all the Classes thereof. Class Expenses shall, in all cases, be allocated to the Class for which such Class Expenses were incurred. Any general liabilities, expenses, costs, charges or reserves of the Trust (or any Portfolio) that are not readily identifiable as chargeable to or bearable by any particular Portfolio (or any particular Class) shall be allocated and charged by the Trustees between or among any one or more of the Portfolios (or Classes) in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Portfolios (or Classes) for all purposes. Without limitation of the foregoing provisions of this Section 2.5(e), (i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Portfolio shall be enforceable against the assets of such Portfolio only, and not against the assets of the Trust generally or assets belonging to any other Portfolio, and (ii) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally that have not been allocated to a specified Portfolio, or with respect to any other Portfolio, shall be enforceable against the assets of such specified Portfolio. Notice of this contractual limitation on inter-Portfolio liabilities shall be set forth in the Trust’s Certificate of Trust described in Section 1.4, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on inter-Portfolio liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Portfolio.

(f)	Except as provided for in Section 2.9, shares redeemed or repurchased by a Portfolio or the Trust shall be deemed to be canceled.
(g)

The Trust may issue Shares in fractional denominations of 1/1000th of a Share or integral multiples thereof to the same extent as its whole Shares, and Shares in fractional denominations shall be Shares having proportionately to the respective fractions represented thereby all the rights of whole Shares of the same Portfolio (or Class), including the right to vote, the right to receive dividends and other distributions and the right to participate upon termination of the Trust or any Portfolio, but excluding the right to receive a certificate representing fractional Shares.

All references to Shares in this Agreement shall be deemed to be shares of any or all Portfolios, or any Class or Classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Portfolio of the Trust, and each Class thereof, except as the context otherwise requires.

Section 2.6      Investment in the Trust. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as the Trustees from time to time may authorize. At the Trustees’ sole discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the affected Portfolio is authorized to invest, valued as provided in applicable law. Each such investment shall be recorded in the individual Shareholder’s account in the form of full and fractional Shares of the Trust, in such Portfolio (or Class) as the Shareholder shall select.

Section 2.7      Personal Liability of Shareholders. As provided by applicable law, no Shareholder of the Trust shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to the Trust or any Portfolio (or Class) thereof. Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholder or to call upon any

Shareholder for the payment of any sum of money or assessment whatsoever, other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. The Shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation of personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or to any Portfolio shall include a recitation limiting the obligation represented thereby to the Trust and its assets or to one or more Portfolios and the assets belonging thereto (but the omission of such a recitation shall not operate to bind any Shareholder or Trustee of the Trust or otherwise limit any benefits set forth in the Delaware Act that may be applicable to such Persons).

Section 2.8      Assent to Agreement. Every Shareholder, by virtue of having purchased a Share, shall be held to have expressly assented to, and agreed to be bound by, the terms hereof. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to rights of said decedent under the Governing Instrument.

Section 2.9      Purchases of Shares Among Portfolios. The Trust may purchase, on behalf of any Portfolio (the “Purchasing Portfolio”), Shares of another Portfolio (the “Selling Portfolio”) or any Class thereof. Shares of the Selling Portfolio so purchased on behalf of the Purchasing Portfolio shall be Outstanding Shares, and shall have all preferences, voting powers, rights and privileges established for such Shares.

ARTICLE III

THE TRUSTEES

Section 3.1      Management of the Trust. The business and affairs of the Trust shall be managed by or under the direction of its Trustees, collectively referred to as the “Board of Trustees.” The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Agreement. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any and all foreign jurisdictions and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Trustees.

The enumeration of any specific power in this Agreement shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court or other authority.

Section 3.2      Trustees. The number of Trustees shall be such number as shall be fixed from time to time by a majority of the Trustees; provided, however, that the number of Trustees shall in no event be less than two nor more than 15.

Section 3.3      Terms of Office of Trustees. The Trustees shall hold office during the lifetime of this Trust, and until its termination as herein provided; except that (a) any Trustee may resign his or her trusteeship or may retire by written instrument signed by him or her and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) any Trustee who has become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his or her retirement; (d) any Trustee who has died shall be terminated upon the date of death; (e) a Trustee may be removed at any meeting of the Shareholders by a vote of the Shareholders owning at least two-thirds of the Outstanding Shares; and (f) a Trustee shall retire in accordance with any applicable retirement policies of the Trust, if any, as may be set forth in the By-Laws.

Section 3.4      Vacancies and Appointment of Trustees. In case of the declination to serve, death, resignation, retirement or removal of a Trustee, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees, a vacancy shall occur. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the certification of the other Trustees of such vacancy shall be conclusive. In the case of an existing vacancy, the remaining Trustees may fill such vacancy by appointing such other person as they in their discretion shall see fit, or may leave such vacancy unfilled or may reduce the number of Trustees to not less than two Trustees. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by resolution of the Trustees, duly adopted, which shall be recorded in the minutes of a meeting of the Trustees, whereupon the appointment shall take effect.

An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation, or removal of a Trustee, or an increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at the time or after the expected vacancy occurs. As soon as any Trustee appointed pursuant to this Section 3.4 or elected by the Shareholders shall have accepted the Trust and agreed in writing to be bound by the terms of the Agreement, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he or she shall be deemed a Trustee hereunder.

Section 3.5      Effect of Ending a Trustee’s Service. The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Agreement.

Section 3.6      Ownership of Assets of the Trust. The assets of the Trust and of each Portfolio thereof shall be held separate and apart from any assets now or hereafter held in any capacity, other than as Trustee hereunder, by the Trustees or any successor Trustees. Legal title in all of the assets of the Trust and the right to conduct any business shall at all times be considered as vested in the Trustees on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by, or in the name of the Trust, or in the name of any Person as nominee. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust, or belonging to any Portfolio, or allocable to any Class thereof, or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Trust or in assets belonging to the Portfolio (or allocable to the Class) in which the Shareholder holds Shares. The Shares shall be personal property giving only the rights specifically set forth in this Agreement or the Delaware Act.

Section 3.7      Outside Businesses; Transactions with Affiliates. Any Trustee, or Affiliated Person of such Trustee or of the Trust, may engage in or possess an interest in other business ventures or investments of any nature or description, whether presently existing or hereafter created, independently or with others, including ones in competition with the Trust, with no obligation to offer to the Trust the right to participate therein, and the Trust shall have no rights by virtue of this Agreement in and to such business or investment or the income or profits derived from any of them, and the pursuit of any such business or investment shall not be deemed wrongful or improper. The Trust may transact business with any Trustee or any Affiliated Person of such Trustee unless prohibited by applicable provisions of the 1940 Act.

ARTICLE IV

POWERS OF THE TRUSTEES

Section 4.1      Powers. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. Without limiting the foregoing and subject to any applicable limitation in this Agreement or the By-Laws of the Trust, the Trustees shall have power and authority:

(a)

To invest and reinvest cash and other property, and to hold cash or other property of the Trust uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by Trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

(b)	To operate as and to carry on the business of an investment company, and to exercise all the powers necessary and appropriate to the conduct of such operations;
(c)

To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of an obligation or engagement of any other Person and to lend Trust Property;

(d)

To provide for the distribution of Shares either though a Principal Underwriter in the manner hereafter provided for or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind;

(e)

To adopt By-Laws not inconsistent with this Agreement providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve such right to the Shareholders; such By-Laws shall be deemed incorporated and included in this Agreement;

(f)	To elect and remove such officers and appoint and terminate such agents as they consider appropriate;
(g)

To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other domestic or foreign entities as custodians of any assets of the Trust subject to any conditions set forth in this Agreement or in the By-Laws;

(h)	To retain one or more transfer agents and shareholder servicing agents;
(i)	To set record dates in the manner provided herein or in the By-Laws;
(j)

To delegate such authority as they consider desirable to any officers of the Trust and to any investment adviser, manager, administrator, custodian, underwriter- or other agent or independent contractor;

(k)	To sell or exchange any or all of the assets of the Trust, subject to the right of Shareholders, if any, to vote on such transaction pursuant to Section 6.1;
(l)

To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies and powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustee shall deem proper;

(m)	To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;
(n)

To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form; or either in the name of the Trust or of a Portfolio or a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of statutory trusts organized under the Delaware Act and investment companies registered under the 1940 Act;

(o)

To establish separate and distinct Portfolios with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article II hereof and to establish Classes of such Portfolios having relative rights, powers and duties as they may provide consistent with this Agreement and applicable law;

(p)

Subject to the provisions of Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Portfolio or to apportion the same between or among two or more Portfolios, provided that any liabilities or expenses incurred by a particular Portfolio shall be payable solely out of the assets belonging to that Portfolio as provided for in Article II hereof;

(q)

To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

(r)	To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including claims for taxes;
(s)	To declare and pay dividends and make distributions of income and of capital gains and capital to Shareholders in the manner hereinafter provided;
(t)

To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Portfolios or Classes, and to require the redemption of the Shares of any Shareholder whose investment is less than such minimum upon giving notice to such Shareholder;

(u)	To redeem or repurchase Shares as provided for in this Agreement upon such terms and conditions as the Trustee shall establish;
(v)

To establish one or more committees, to delegate any of the powers of the Trustees to said committees and to adopt a committee charter providing for such responsibilities, membership (including Trustees, officers or other agents of the Trust therein) and any other characteristics of said committees as the Trustees may deem proper, each of which committees may consist of less than the whole number of Trustees then in office, and may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office;

(w)	To interpret the investment policies, practices or limitations of any Portfolios;
(x)	To establish a registered office and have a registered agent in the State of Delaware; and
(y)

In general, to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Portfolio, and not an action in an individual capacity.

The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust.

No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

Section 4.2      Issuance, Redemption and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares and, subject to the provisions set forth in Articles II and VII hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, or any assets belonging to the particular Portfolio or any assets allocable to the particular Class, with respect to which such Shares are issued.

Section 4.3      Action by the Trustees. The Board of Trustees or any committee thereof shall act by majority vote of those present at a meeting duly called (including a meeting by telephonic or other electronic means, unless the 1940 Act requires that a particular action be taken only at a meeting of the Trustees in person) at which a quorum required by the By-Laws is present. Any action that may be taken by the Board of Trustees or any committee thereof by majority vote at a meeting duly called and at which a quorum required by the By-Laws is present, may also be taken by consent in writing or by electronic transmission of at least 75% of the Trustees or members of the committee, as the case may be, without a meeting, provided that the writing or writings and electronic transmission or transmissions, as the case may be, are filed with the minutes of proceedings of the Board or committee. Consents or waivers in writing or by electronic transmission of the Trustees may be executed or effected in one or more counterparts. Any consent or waiver in writing or by electronic transmission may be provided and delivered to the Trust by any means by which notice may be given to a Trustee. Subject to the requirements of this Agreement and the 1940 Act, the Trustees by Majority Trustee Vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust. For purposes hereof, the term “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, or as otherwise provided under the Delaware Act.

Section 4.4      Principal Transactions. The Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, distributor, administrator or transfer agent for the Trust or with any Affiliated Person of such Person; and the Trust may employ any such Person, or firm or Company in which such Person is an Affiliated Person, as broker, legal counsel, registrar, investment adviser, distributor: administrator, transfer agent; dividend disbursing agent, custodian, or in any capacity upon customary terms, subject in all cases to applicable laws, rules, and regulations and orders of regulatory authorities.

Section 4.5      Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or any Portfolio. or partly out of the principal and partly out of income, and to charge or allocate to, between or among such one or more of the Portfolios (or Classes), as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or Portfolio (or Class), or in connection with the management thereof, including the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, employees, investment adviser and manager, administrator, Principal Underwriter, auditors, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

Section 4.6      Trustee Compensation. The Trustees, as such, shall be entitled to reasonable compensation from the Trust. They may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, administrative, legal, accounting, investment banking, underwriting, brokerage, or investment dealer or other services and the payment for the same by the Trust.

Section 4.7      Independent or Disinterested Trustee. A Trustee who is not an “interested person” (as that term is defined under the 1940 Act or any rules or interpretation thereunder) of the Trust shall be deemed to be independent or disinterested under the Delaware Act and other applicable Delaware law when making any determinations or taking any action as a Trustee. Service by a person as a trustee or a director of one or more trusts, corporations or other entities of a fund complex shall not be considered in determining whether a trustee is independent or disinterested under the Delaware Act and any other applicable Delaware law.

ARTICLE V

INVESTMENT ADVISER, PRINCIPAL UNDERWRITER AND

TRANSFER AGENT

Section 5.1      Investment Adviser. The Trustees may in their discretion, from time to time, enter into an investment advisory or management contract or contracts with respect to the Trust or any Portfolio whereby the other party or parties to such contract or contracts shall undertake to furnish the Trustees with such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine.

The Trustees may authorize the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon among the Trustees, the investment adviser and sub-adviser. Any references in this Agreement to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

Section 5.2      Other Service Contracts. The Trustees may authorize the engagement of a Principal Underwriter, transfer agent, administrator, custodian, and similar service providers.

Section 5.3      Parties to Contract. Any contract of the character described in Sections 5.1 and 5.2 may be entered into with any Company, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract.

Section 5.4      Miscellaneous. The fact that (a) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, Principal Underwriter or distributor or agent of or for any Company or of or for any parent or affiliate of any Company, with which an advisory or administration contract, or Principal Underwriter’s or distributor’s contract, or transfer, shareholder servicing, custodian or other agency contract may have been or may hereafter be made, or that any such Company, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that (b) any Company with which an advisory or administration contract or Principal Underwriter’s or distributor’s contract, or transfer, shareholder servicing, custodian, or other agency contract may have been or may hereafter be made also has an advisory or administration contract, or Principal Underwriter’s or distributor’s contract, or transfer, shareholder servicing, custodian or other agency contract with one or more other companies, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

ARTICLE VI

SHAREHOLDERS’ VOTING POWERS AND MEETING

Section 6.1      Voting Powers. The Shareholders shall have power to vote only to: (a) elect Trustees, provided that a meeting of Shareholders has been called for that purpose; (b) remove Trustees, provided that a meeting of Shareholders has been called for that purpose; (c) approve the termination of the Trust or any Portfolio or Class, provided that the Trustees have called a meeting of the Shareholders for the purpose of approving any such termination, unless, as of the date on which the Trustees have determined to so terminate the Trust or such Portfolio or Class, there are fewer than 100 holders of record of the Trust or of such terminating Portfolio or Class; (d) approve the sale of all or substantially all the assets of the Trust or any Portfolio or Class, unless the primary purpose of such sale is to change the Trust’s domicile or form of organization or form of statutory trust; (e) approve the merger or consolidation of the Trust or any Portfolio or Class with and into another Company or with and into any Portfolio or Class of the Trust, unless (i) the primary purpose of such merger or consolidation is to change the Trust’s domicile or form of organization or form of statutory trust, or (ii) after giving effect to such merger or consolidation, based on the number of Outstanding Shares as of a date selected by the Trustees, the Shareholders of the Trust or such Portfolio or Class will have a majority of the outstanding shares of the surviving Company or Portfolio or Class thereof, as the case may be;

(f) approve any amendment to this Section 6.1; and (g) approve such additional matters as may be required by law or as the Trustees, in their sole discretion, shall determine.

Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Agreement or any of the By-Laws of the Trust to be taken by Shareholders.

On any matter submitted to a vote of the Shareholders, all Shares shall be voted together, except when required by applicable law or when the Trustees have determined that the matter affects the interests of one or more Portfolios (or Classes), then only the Shareholders of all such affected Portfolios (or Classes) shall be entitled to vote thereon. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. All Shares shall be voted in the aggregate and not by Class; provided, however, that to the extent Portfolio or Class voting is required by the 1940 Act, or otherwise directed by the Trustees, as to any such matter, Shares shall be voted by individual Portfolio or Class. No holder of Shares of any Portfolio or Class shall be entitled to vote on any acquisition of assets of another Company with and into the Trust if the consideration for such acquisition consists solely of the Shares of another Portfolio or Class of the Trust. The vote necessary to approve any such matter shall be set forth in the By-Laws.

Section 6.2      Additional Voting Powers and Voting Requirements For Certain Actions. Notwithstanding any other provision of this Agreement, the Shareholders shall have power to vote to approve any amendment to Article VIII of this Agreement that would have the effect of reducing the indemnification provided thereby to Covered Persons or to Shareholders or former Shareholders, and any repeal or amendment of this sentence, and any such action shall require the affirmative vote or consent of Shareholders owning at least 66 2/3% of the Outstanding Shares entitled to vote thereon; provided, however, that any such amendment or repeal shall be prospective in nature only and neither any amendment to or repeal of certain provisions of Article VIII nor the adoption of any provision of this Agreement inconsistent with Article VIII shall eliminate or reduce the effect of Article VIII in respect of any matter occurring, or any cause of action, suit or claim that would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. In addition, the removal of one or more Trustees by the Shareholders shall require the affirmative vote or consent of Shareholders owning at least 66 2/3% of the Outstanding Shares entitled to vote thereon.

The voting requirements set forth in this Section 6.2 shall be in addition to, and not in lieu of, any vote or consent of the Shareholders otherwise required by applicable law (including any separate vote by Portfolio (or Class) that may be required by the 1940 Act or by other applicable law) or by this Agreement.

ARTICLE VII

DISTRIBUTIONS AND REDEMPTIONS

Section 7.1      Distributions. The Trustees may from time to time declare and pay dividends and make other distributions with respect to any Portfolio, or Class thereof, which may be from income, capital gains or capital. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares of a particular Portfolio or Class shall be distributed pro rata to the Shareholders of that Portfolio or Class, as the case may be, in proportion to the number of Shares of that Portfolio or Class they held on the record date established for such payment, provided that such dividends and other distributions on Shares of a Class shall appropriately reflect Class Expenses and other expenses allocated to that Class. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash distribution payment plans, or similar plans as the Trustees deem appropriate.

Section 7.2      Redemptions. Any holder of record of Shares of a particular Portfolio, or Class thereof, shall have the right to require the Trust to redeem such holder’s Shares, or any portion thereof, subject to such terms and conditions as are set forth in the registration statement of the Trust in effect from time to time. The redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Portfolio or Class thereof for which the Shares are being redeemed. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any Person in transferring securities selected for delivery as all or part of any payment in kind.

Section 7.3      Redemption of Shares by Trustee. The Trustees may, at their option, call for the redemption of the Shares of any Person or may refuse to transfer or issue Shares to any Person to the extent that the same is necessary to comply with applicable law or advisable to further the purposes for which the Trust is formed. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Portfolio.

Section 7.4      Redemption of De Minimis Accounts. If, at any time when a request for transfer or redemption of Shares of any Portfolio is received by the Trust or its agent, the value of the Shares of such Portfolio in a Shareholder’s account is less than $1,000.00, or such greater amount as the Trustees in their discretion shall have determined in accordance with Section 4.1(t), after giving effect to such transfer or redemption and upon giving 30 days’ notice to the Shareholder, the Trust may cause the remaining Shares of such Portfolio in such Shareholder’s account to be redeemed, subject to such terms and conditions as are set forth in the registration statement of the Trust in effect from time to time.

ARTICLE VIII

LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 8.1      Limitation of Liability. A Trustee or officer, when acting in such capacity, shall not be personally liable to any Person for any act, omission or obligation of the Trust or any Trustee or officer; provided, however, that nothing contained herein or in the Delaware Act shall protect any Trustee or officer against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office with the Trust.

Section 8.2      Indemnification of Covered Persons. Every Covered Person shall be indemnified by the Trust to the fullest extent permitted by the Delaware Act, the By-Laws and other applicable law.

Section 8.3      Indemnification of Shareholders. In case any Shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of such Person being or having been a Shareholder of the Trust or any Portfolio or Class and not because of such Person’s acts or omissions or for some other reason, the Shareholder or former Shareholder (or such Person’s heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other Company, its corporate or general successor) shall be entitled, out of the assets belonging to the applicable Portfolio (or allocable to the applicable Class), to be held harmless from and indemnified against all loss and expense arising from such liability in accordance with the By-Laws and applicable law. The Trust, on behalf of the affected Portfolio (or Class), shall upon request by the Shareholder, assume the defense of any such claim made against the Shareholder for any act or obligation of that Portfolio (or Class).

ARTICLE IX

MISCELLANEOUS

Section 9.1      Trust Not a Partnership: Taxation. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust’s officers or any Shareholder. All Persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate Portfolio or, until the Trustees shall have established any separate Portfolio, of the Trust for payment under such credit, contract or claim; and neither the Shareholders, the Trustees, nor the Trust’s officers nor any of the agents of the Trustees whether past, present or future, shall be personally liable therefor.

It is intended that the Trust, or each Portfolio if there is more than one Portfolio, be classified for income tax purposes as an association taxable as a corporation, and the Trustees shall do all things that they, in their sole discretion, determine are necessary to achieve that objective, including (if they so determine) electing such classifications on Internal Revenue Form 8832. The Trustees, in their sole discretion and without the vote or consent of the Shareholders, may amend this Agreement to ensure that this objective is achieved.

Section 9.2      Trustee’s Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested Subject to the provisions of Article VIII and to Section 9.1, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Agreement, and subject to the provisions of Article VIII and Section 9.1, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

Section 9.3	Termination of Trust or Portfolio or Class.
(a)

Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by the Trustees by written notice to the Shareholders, subject to the right of Shareholders, if any, to vote pursuant to Section 6.1. Any Portfolio or Class may be terminated at any time by the Trustees by written notice to the Shareholders of that Portfolio or Class, subject to the right of Shareholders, if any, to vote pursuant to Section 6.1.

(b)	On termination of the Trust or any Portfolio pursuant to paragraph (a) above:
(i)	the Trust or that Portfolio thereafter shall carry on no business except for the purpose of winding up its affairs,
(ii)

the Trustees shall (A) proceed to wind up the affairs of the Trust or that Portfolio, and all powers of the Trustees under this Agreement with respect thereto shall continue until such affairs have been wound up, including the powers to fulfill or discharge the contracts of the Trust or that Portfolio, (B) collect its assets or the assets belonging thereto, (C) sell, convey, assign, exchange, or otherwise dispose of all or any part of those assets to one or more Persons at public or private sale for consideration that may consist in whole or in part of cash, securities, or other property of any kind, (D) discharge or pay its liabilities, and (E) do all other acts appropriate to liquidate its business, and

(iii)

after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities, and refunding agreements as they deem necessary for their protection, the Trustees shall distribute the remaining assets ratably among the Shareholders of the Trust or that Portfolio.

(c)	On termination of any Class pursuant to paragraph (a) above,
(i)	the Trust thereafter shall no longer issue Shares of that Class,
(ii)	the Trustees shall do all other acts appropriate to terminate the Class, and
(iii)

the Trustees shall distribute ratably among the Shareholders of that Class, in cash or in kind, an amount equal to the Proportionate Interest of that Class in the net assets of the Portfolio (after taking into account any Class Expenses or other fees, expenses, or charges allocable thereto), and in connection with any such distribution in cash the Trustees are authorized to sell, convey, assign, exchange or otherwise dispose of such assets of the Portfolio of which that Class is a part as they deem necessary.

(d)

On completion of distribution of the remaining assets pursuant to paragraph (b)(iii) above (or the Proportionate Interest of the Class in the net assets of the Portfolio pursuant to paragraph (c)(iii) above), the Trust or the affected Portfolio (or Class) shall terminate and the Trustees and the Trust shall be discharged from all further liabilities and duties hereunder with respect thereto and the rights and interests of all parties therein shall be cancelled and discharged. On termination of the Trust, following completion of winding up of its business, the Trustees shall cause a Certificate of Cancellation of the Trust’s Certificate of Trust to be filed in accordance with the Delaware Act, which Certificate may be signed by any one Trustee.

Section 9.4      Sale of Assets; Merger and Consolidation. Subject to applicable federal and state law and except as otherwise provided in Section 9.5 below, the Trust or any Portfolio (or Class) may merge or consolidate with any other Company or may sell, lease, or exchange all or a portion of the Trust property or Trust property allocated or belonging to such Portfolio (or Class), including its good will, upon such terms and conditions and for such consideration when and as authorized by the Trustees, without the vote or consent of Shareholders. Such transactions may be effected through share-for-share exchanges, transfers or sale of assets, shareholder in-kind redemptions and purchases, exchange offers, or any other method approved by the Trustees.

Section 9.5      Incorporation; Reorganization. Subject to applicable federal and state law, the Trustees may without the vote or consent of Shareholders cause to be organized or assist in organizing a corporation under the laws of any jurisdiction or any other Company to take over all or a portion of the Trust property or all or a portion of the Trust property allocated or belonging to such Portfolio (or Class) or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust property or the Trust property allocated or belonging to such Portfolio (or Class) to any such Company in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such Company, or any Company in which the Trust or such Portfolio holds or is about to acquire shares or any other interest. Subject to applicable federal and state law, the Trustees may also cause a merger or consolidation between the Trust or any successor thereto or any Portfolio (or Class) and any such Company. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more Companies and selling, conveying, or transferring the Trust property or a portion of the Trust property to such organization or entities; provided, however, that the Trustees shall provide written notice to the affected Shareholders of any transaction whereby, pursuant to this Section 9.5, the Trust or any Portfolio (or Class) sells, conveys, or transfers all or a portion of its assets to another entity or merges or consolidates with another entity. Such transactions may be effected through share-for-share exchanges, transfers or sale of assets, shareholder in-kind redemptions and purchases, exchange offers, or any other method approved by the Trustees.

Section 9.6      Filing of Copies, References, Headings. The original or a copy of this Agreement or any amendment hereto or any supplemental agreement shall be kept at the office of the Trust where it may be inspected by any Shareholder. In this Agreement or in any such amendment or supplemental agreement, references to this Agreement, and all expressions like

“herein,” “hereof,” and “hereunder,” shall be deemed to refer to this Agreement as amended or affected by any such supplemental agreement. Descriptive headings of the several sections of this Agreement are inserted for convenience only and will not control or affect the meaning or construction of any of the provisions hereof. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms. This Agreement may be executed in any number of counterparts each of which shall be deemed an original.

Section 9.7      Governing Law. The Trust and this Agreement, and the rights, obligations and remedies of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the other laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees, the Shareholders or this Agreement (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the indemnification, acts or powers of trustees or other Persons, which are inconsistent with the limitations of liabilities or authorities and powers of the Trustees or officers of the Trust set forth or referenced in this Agreement.

The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions; provided, however, that the exercise of any such power, privilege or action shall not otherwise violate applicable law.

Section 9.8      Amendments. Except as specifically provided in Section 6.1, the Trustees may, without any Majority Shareholder Vote, amend this Agreement by mailing an amendment to this Agreement or to Schedule A, an agreement supplemental hereto, or an amended and restated trust instrument. Any such amendment, having been approved by a Majority Trustee Vote, shall become effective, unless otherwise provided by such Trustees, upon being executed by a duly authorized officer of the Trust. A certification signed by a duly authorized officer of the Trust setting forth an amendment to this Agreement and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid, or a copy of this Agreement, as amended, executed by a majority of the Trustees, or a duly authorized officer of the Trust, shall he conclusive evidence of such amendment when lodged among the records of the Trust.

Section 9.9      Provisions in Conflict with Law. The provisions of this Agreement are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with applicable law, the conflicting provision shall be deemed never to have constituted a part of this Agreement; provided, however, that such determination shall not affect any of the remaining provisions of this Agreement or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

Section 9.10    Shareholders’ Right to Inspect Shareholder List. One or more Persons who together and for at least six months have been Shareholders of at least 5% of the Outstanding Shares of any Class may present to any officer or resident agent of the Trust a written request for a list of the Shareholders of such Class. Within 20 days after such request is made, the Trust shall prepare and have available on file at its principal office a list for each Class subject of the request, verified under oath by one of its officers or its transfer agent or registrar, which sets forth the name and address of each Shareholder and the number of Shares held of the Class. The rights provided for herein shall not extend to any Person who is a beneficial owner but not also a record owner of Shares of the Trust.

IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument this 20th day of February, 2008.

/s/ John R. Bartholdson	/s/ Jettie M. Edwards
John R. Bartholdson	Jettie M. Edwards
/s/ Robert M. Hamje	/s/ Jarrett B. Kling
Robert M. Hamje	Jarrett B. Kling
/s/ Albert A. Miller	/s/ L. Kent Moore
Albert A. Miller	L. Kent Moore
/s/ Julian F. Sluyters	/s/ Thomas M. Turpin
Julian F. Sluyters	Thomas M. Turpin
/s/ Leigh A. Wilson
Leigh A. Wilson

SCHEDULE A

TO THE

AGREEMENT AND DECLARATION OF TRUST OF

OLD MUTUAL FUNDS III

DATED FEBRUAY 20, 2008

PORTFOLIOS AND CLASSES THEREOF

Portfolio	Classes of Each Portfolio	Date Established

Old Mutual 2011-2020 Conservative Fund	A	March 3, 2008
	C	March 3, 2008
	Institutional	March 3, 2008

Old Mutual 2011-2020 Moderate Fund	A	March 3, 2008
	C	March 3, 2008
	Institutional	March 3, 2008

Old Mutual 2011-2020 Aggressive Fund	A	March 3, 2008
	C	March 3, 2008
	Institutional	March 3, 2008

Old Mutual 2021-2030 Conservative Fund	A	March 3, 2008
	C	March 3, 2008
	Institutional	March 3, 2008

Old Mutual 2021-2030 Moderate Fund	A	March 3, 2008
	C	March 3, 2008
	Institutional	March 3, 2008

Old Mutual 2021-2030 Aggressive Fund	A	March 3, 2008
	C	March 3, 2008
	Institutional	March 3, 2008

Old Mutual 2031-2040 Conservative Fund	A	March 3, 2008
	C	March 3, 2008
	Institutional	March 3, 2008

Old Mutual 2031-2040 Moderate Fund	A	March 3, 2008
	C	March 3, 2008
	Institutional	March 3, 2008

Old Mutual 2031-2040 Aggressive Fund	A	March 3, 2008
	C	March 3, 2008
	Institutional	March 3, 2008

Old Mutual 2041-2050 Conservative Fund	A	March 3, 2008
	C	March 3, 2008
	Institutional	March 3, 2008

Old Mutual 2041-2050 Moderate Fund	A	March 3, 2008
	C	March 3, 2008
	Institutional	March 3, 2008

Old Mutual 2041-2050 Aggressive Fund	A	March 3, 2008
	C	March 3, 2008
	Institutional	March 3, 2008